UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2006

CONSUMER DIRECT OF AMERICA, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-27437	88-0471353
(State or other jurisdiction of inPGNF Corporation)	(Commission File No.)	(IRS Employer Identification Number)

6330 S. Sandhill Rd. Suite 8, Las Vegas, Nevada	89052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 547-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 7, 2006, Consumer Direct of America agreed to sell Shearson Home Loans, Inc., a Nevada Corporation ("SHL"), and wholly owned subsidiary of Consumer Direct of America, Inc. ("CDA"), to Paragon Financial Corporation (PGNF), pursuant to the terms and conditions of a Share Exchange Agreement dated February 7, 2006 (the "Exchange Agreement") among CDA, SHL and PGNF. Pursuant to the Exchange Agreement, PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles. Immediately prior to entering into the Exchange Agreement, PGNF had 119,566,360 shares of PGNF common stock outstanding. In addition, PGNF had outstanding warrants to purchase 18,531,592 shares of PGNF common stock and outstanding debt convertible into 4,846,000 shares of PGNF common stock arriving at an exchange ratio of 4 to 1.

PGNF arrived at the $16,000,000 value based upon an analysis of companies with similar revenues and profits as SHL including PGNF existing wholly owned subsidiaries. The companies used in the analysis were publicly traded on the Over the Counter Bulleting Board and the American Stock Exchange. Factors considered in the analysis of value included analyzing SHL's historical operating results but also the current illiquidity of PGNF common stock and the potential impact on the value of the consideration offered.

The Series F Preferred Stock issued as part of the consideration in the Exchange Agreement was a duly authorized series of preferred stock issued pursuant to authority conferred upon the PGNF Board of Directors by the Certificate of Incorporation of the PGNF Corporation, said Board of Directors, by unanimous written consent, adopted a resolution providing for the issuance of up to one hundred (100) shares of the PGNF Corporation's Preferred Stock, par value $.0001 per share, which is designated "Series F Preferred Shares," which have the following qualifications, limitations and restrictions of such preferences and rights:

(i) Stated Value. The stated value per Series F Preferred Share is One Hundred Sixty Thousand Dollars ($160,000) per share (the "Stated Value").

(ii) Dividends. None.

(iii) Voting Rights. Each share of the Series F Preferred Shares shall have 5,610,342 votes and shall vote upon all matters as a single class with the PGNF Corporation's common stock.

(iv) Conversion. Upon issuance, the Series F Preferred Shares are not convertible until an amendment to the PGNF Corporation's Certificate of Incorporation is filed that increases the authorized shares of common stock. Upon filing and acceptance of the amendment pursuant to the General Corporation Law of the State of Delaware each share of Series F Preferred Shares shall be converted into 5,610,342 shares of the PGNF Corporation's common stock.

(v) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the PGNF Corporation, the holders of Series F Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the PGNF Corporation to the holders of any shares of common stock by reason of the ownership thereof, an amount equal to the fixed sum of the Stated Value per share and any accrued dividends thereof and no more (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributable among the holders of Series F Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the PGNF Corporation legally available for distribution to the holders of the Series F Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon are paid in full. After the payment or setting apart of the full Preferential Amount required to be paid to the holders of Series F Preferred Shares, the holders of shares of common stock or any stock of the PGNF Corporation ranking in liquidation junior to the Series F Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the PGNF Corporation. Neither the merger or consolidation of the PGNF Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the PGNF Corporation, either voluntarily or involuntarily, within the meaning of this section.

(vi) Rank. All Series F Preferred Shares shall rank (A), prior to the PGNF Corporation's Series E Preferred stock and the PGNF Corporation's common stock; (B) prior to any class or series of capital stock of the PGNF Corporation hereafter created, unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series F Preferred Shares and such issuance has been approved by the holders of a majority of the outstanding shares of Series F Preferred Shares; and (C) junior to any class or series of capital stock of the PGNF Corporation hereafter created specifically ranking, by its terms, senior to the Series F Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the PGNF Corporation, whether voluntary or involuntary.

The description contained in this Item 2.01 of the transactions described in the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which will be filed as an amendment to this Current Report on Form 8-K.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(c) Exhibits

2.1 Stock Purchase Agreement dated as of January 19, 2005 among Paragon Financial PGNF Corporation, First Charleston Mortgage, LLC and the members of First Charleston Mortgage, LLC.

99.1               Shearson Home Loans, Inc. Press Release dated as of February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Consumer Direct of America
By:	/s/ Michael A. Barron Michael A. Barron Chief Executive Officer

Date: February 14, 2006